UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code): (551) 430-6900

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Separation and Distribution

On June 2, 2021, Organon & Co. (“Organon”) and Merck & Co., Inc. (“Merck”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). Pursuant to the Separation and Distribution Agreement, Merck agreed to spin-off its women’s health, biosimilars and established brands into Organon, a new, publicly traded company (the “Separation”).

In connection with the Separation, Merck distributed (the “Distribution”) on June 2, 2021, on a pro rata basis, to holders of the outstanding shares of common stock of Merck, par value $0.50 per share (the “Merck Common Stock”) on May 17, 2021 (the “Record Date”), all of the outstanding shares of Common stock, par value $0.01 per share, of Organon (the “Common Stock”). Each Merck shareholder was entitled to receive one-tenth of a share of the Common Stock for each share of Merck Common Stock held on the Record Date.

The Separation and Distribution Agreement contains provisions that, among other things, relate to (i) assets, liabilities and contracts to be transferred, assumed and assigned to each of Organon and Merck as part of the Separation, (ii) cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Organon business with Organon and financial responsibility for the obligations and liabilities of Merck’s remaining business with Merck, (iii) procedures with respect to claims subject to indemnification and related matters, (iv) the allocation among Organon and Merck of rights and obligations under existing insurance policies with respect to occurrences prior to completion of the Distribution, as well as the right to proceeds and the obligation to incur certain deductibles under certain insurance policies, and (v) procedures governing Organon’s and Merck’s obligations and allocations of liabilities with respect to ongoing litigation matters that may implicate each of Merck’s business and Organon’s business.

Tax Matters Agreement

In connection with the Separation and the Distribution, on June 2, 2021, Organon and Merck entered into a tax matters agreement (the “Tax Matters Agreement”), which allocates responsibility for all U.S. federal income, state and foreign income, franchise, capital gain, withholding and similar taxes, as well as all non-income taxes. The Tax Matters Agreement also provides for cooperation between Merck and Organon with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the Tax Matters Agreement. Merck generally is responsible for any income taxes reportable on an originally filed consolidated, combined or unitary return that includes Merck or any of its subsidiaries (and Organon and/or any of our subsidiaries) for any periods or portions thereof ending on or prior to the Distribution. Organon generally is responsible for any income taxes that are reportable on originally filed returns that include only Organon and/or any of its subsidiaries, for all tax periods. Additionally, as a general matter, Merck is responsible for certain income and non-income taxes imposed as the direct result of the Separation or of an internal separation transaction. Organon is responsible for certain taxes that exclusively relate to Organon’s business and for taxes resulting from any breach of certain representations or covenants that Organon made in the Tax Matters Agreement.

The Tax Matters Agreement imposes restrictions on Organon and its subsidiaries during the two-year period following the distribution. The restrictions are intended to prevent the distribution and certain related transactions from failing to qualify as tax-free for U.S. federal income tax purposes. During such period, Organon and its subsidiaries generally are prohibited from, among other things, entering into transactions in which all or a portion of the shares of Organon common stock would be acquired or all or a portion of certain assets of Organon and its subsidiaries would be acquired. Organon and its subsidiaries also are prohibited, during such period, from merging or consolidating with any other person, issuing equity securities beyond certain thresholds, and repurchasing Organon stock other than in certain open-market transactions.

Employee Matters Agreement

On June 2, 2021, Organon and Merck have also entered into an employee matters agreement that allocates assets, liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the Separation (the “Employee Matters Agreement”). A summary of the Employee Matters Agreement can be found in the Information Statement forming a part of Organon’s registration statement on Form 10 attached hereto as Exhibit 99.1 (the “Information Statement”), in the section entitled “Agreements with Merck- Employee Matters Agreement”. Such description is incorporated herein by reference.

Transition Services Agreements

On June 2, 2021, Merck and Organon entered into transition services agreements pursuant to which (i) Merck and certain of its affiliates will provide Organon and certain of its affiliates, on an interim, transitional basis, various services and (ii) Organon and certain of its affiliates will provide Merck and certain of its affiliates, on an interim, transitional basis, various services. The services to be provided by Merck will include, among others, information technology, human resources, finance, quality, regulatory, supply chain management, promotional services, distribution services and certain other services, and will generally be provided on a cost or, where applicable, a cost-plus basis. The services generally will commence on the date of the Separation (the “Separation Date”) and generally will terminate within 25 months following the Separation Date. Organon will have the right to request the early termination of any or all services generally with advance notice. The services to be provided by Organon will include quality, regulatory, supply chain management, promotional services, distribution services and certain other services and will generally be provided on a cost or, where applicable, a cost-plus basis. The provision of services under the agreement generally will commence on the Separation Date and terminate within 25 months following the Separation. Merck will have the right to request the early termination of any or all services generally with advance notice.

Additional Information

The descriptions of the foregoing agreements are intended to provide a general description only, are subject to the detailed terms and conditions of, and are qualified in their entirety by reference to the full text of, those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference. The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01. Completion of the Acquisition or Disposition of Assets.

Pursuant to the Separation and Distribution Agreement, Merck completed the Separation on June 2, 2021, through the distribution to all holders of outstanding shares of Merck Common Stock as of the close of business on the Record Date. For each share of Merck Common Stock held, such holder received one tenth of one share of Common Stock, and holders received cash in lieu of any fractional share of Common Stock they otherwise would have been entitled to receive in connection with the Distribution.

Organon is now a standalone publicly traded company, and on June 3, 2021 regular-way trading of the Common Stock commenced on the New York Stock Exchange (“NYSE”) under the symbol “OGN.”

As described in the Information Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Basis of Presentation of Our Financial Information,” Organon’s Retained Products Segment is being retained by Merck. For pro forma financial information reflecting the disposition of the Retained Products Segment, see Item 9.01(b), which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bond Assumption

In April 2021, Organon Finance 1 LLC (“Organon Finance 1”), issued €1.25 billion aggregate principal amount of 2.875% senior secured notes due 2028, $2.1 billion aggregate principal amount of 4.125% senior secured notes due 2028 and $2.0 billion aggregate principal amount of 5.125% senior unsecured notes due 2031 (collectively, the “notes”). As part of the Separation, on June 2, 2021, Organon and a wholly-owned Dutch subsidiary of Organon (the “Dutch Co-Issuer”) assumed the obligations under the notes as co-issuers, Organon Finance 1 was released as an obligor under the notes, and certain subsidairies of Organon (the “Guarantors”) agreed to guarantee the notes. Each series of notes was issued pursuant to an indenture dated April 22, 2021, which are attached hereto as Exhibit 10.5, 10.6 and 10.7 and incorporated herein by reference. Organon and the Dutch Co-Issuer assumed the obligations under the notes pursuant to a first supplemental indenture to the relevant indenture, which are attached hereto as Exhibit 10.8, 10.9 and 10.10 and incorporated herein by reference, and the Guarantors agreed to guarantee the notes pursuant to a second supplemental indenture to the relevant indenture, which are attached hereto as Exhibit 10.11, 10.12 and 10.13 and incorporated herein by reference.

Credit Agreement

On June 2, 2021, Organon enter into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Senior Credit Agreement”), providing for:

•

a Term Loan B Facility (“Term Loan B Facility”), consisting of (i) a U.S. dollar denominated senior secured “tranche B” term loan in the amount of $3,000 million, and (ii) a Euro denominated senior secured “tranche B” term loan in the amount of €750 million, in each case with a seven-year term that matures in 2028; and

•

a Revolving Credit Facility (“Revolving Credit Facility” and, together with the Term Loan B Facility, the “Senior Credit Facilities”), in an aggregate principal amount of up to $1,000 million, with a five-year term that matures in 2026.

Borrowings made under the Senior Credit Agreement to initially bear interest, in the case of

•

revolving loans under the Revolving Credit Facility (i) in U.S. Dollars, at 2.00% in excess of an Adjusted London Interbank Offered Rate (“Adjusted LIBOR”) (subject to a floor of 0.00%) or 1.00% in excess of an alternate base rate, at our option and (ii) in Euros, at 2.00% in excess of an adjusted Euro Interbank Offer Rate (“Adjusted EURIBOR”); and

•

term loans under the Term Loan B Facility (i) denominated in U.S. Dollars, at 3.00% in excess of Adjusted LIBOR (subject to a floor of 0.50%) or 2.00% in excess of ABR, at our option and (ii) denominated in Euros, at 3.00% in excess of Adjusted EURIBOR (subject to a floor of 0.00%).

The interest rate on revolving loans under the Revolving Credit Facility is subject to a step-down based on meeting a leverage ratio target. A commitment fee applies to the unused portion of the revolving facility, initially equal to 0.50% and subject to a step-down to 0.375% based on meeting a leverage ratio target.

The Revolving Credit Facility contains customary financial covenants, including a total leverage ratio covenant, which measures the ratio of (i) consolidated total debt to (ii) consolidated earnings before interest, taxes, depreciation and amortization, and subject to other adjustments, must meet certain defined limits which are tested on a quarterly basis in accordance with the terms of the Senior Credit Facilities. In addition, the Senior Credit Agreement will contain covenants that will limit, among other things, Organon’s ability to prepay, redeem or repurchase its subordinated and junior lien debt, incur additional debt, make acquisitions, merge with other entities, pay dividends or distributions, redeem or repurchase equity interests, and create or become subject to liens.

This description of the Credit Agreement is subject to the detailed terms and conditions of, and are qualified in its entirety by reference to the full text of, the agreement, which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Certificate of Incorporation and Bylaws

On May 28, 2021, Organon approved and adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), which became effective on June 1, 2021, and its Amended and Restated Bylaws, which became effective upon the Amended and Restated Certificate of Incorporation becoming effective. A description of the material terms of each can be found in the Information Statement in the section entitled “Description of Our Capital Stock.” Such section is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of Organon’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Composition of the Board

In connection with the Separation and appointment of the New Directors (as defined below), Caroline Litchfield resigned from the Board of Directors of Organon (the “Board”), effective May 31, 2021, and each of Jon Filderman and Rita Karachun, who served as Class I and Class II directors respectively, resigned from the Board, effective June 2, 2021.

Effective June 2, 2021, the Board appointed the following twelve directors (in addition to Ms. Shalini Sharp who continues to serve as a director of Organon): Kevin Ali, who also serves as Organon’s Chief Executive Officer, Carrie S. Cox, who was also appoitned to serve as the Chairman of the Board, Robert A. Essner, R. Alan Ezekowitz, Ma. Fatima D. Francisco, Helene D. Gayle, Rochelle B. Lazarus, Deborah R. Leone, Martha E. McGarry, Phillip Ozuah, Cynthia M. Patton and Grace Puma Whiteford (together, the “New Directors”). In addition to Ms. Sharp who has already been assigned to serve as a Class III director, the New Directors have been assigned to the three classes (with “classes” having the meaning contemplated by the Amended and Restated Certificate of Incorporation (as defined below)) to serve until such time as provided in the Amended and Restated Certificate of Incorporation. Specifically:

•	Mr. Essner and Mss. Lazarus, Patton and Puma will serve as Class I directors;

•	Ms. Cox, Dr. Ezekowitz, Dr. Gayle and Ms. Leone will serve as Class II directors; and

•	In addition to Ms. Sharp, Mr. Ali, Mss. Francisco and McGarry, and Dr. Ozuah will serve as Class III directors.

In connection with their joining the Board, in addition to Ms. Sharp who has already been appointed as a member and the chair of the Audit Committee, the New Directors have been appointed to the Audit, Talent and Environmental, Social and Governance (“ESG”) Committees of the Board (the “Committees”). The currrent composition of the Committees is as follows:

•	the Audit Committee consists of Dr. Ezekowitz and Mss. Leone, Patton and Sharp, with Ms. Sharp serving as the chair of the Audit Committee.

•	the Talent Committee consists of Mss. Cox, Francisco, McGarry and Puma, with Ms. Cox serving as chair of the Talent Committee; and

•	the ESG Committee consists of Ms. Cox, Mr. Essner, Dr. Gayle, Ms. Lazarus and Dr. Ozuah, with Mr. Essner serving as chair of the ESG Committee.

There are no arrangements or understandings between any director and any other persons pursuant to which any director was selected as a director. Other than with respect to Ms. Cox as disclosed in, and incorporated herein by reference from, the “Certain Relationships and Related Party Transactions” section of the Information Statement, there are no transactions in which any director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of the non-executive directors will receive compensation for service as Organon’s non-executive directors under the terms of Organon’s non-executive director compensation program, which is summarized in the section of the Information Statement entitled “Director Compensation” and is incorporated herein by reference.

Each director has also entered into a standard indemnification agreement with Organon, a form of which was approved by the Board on May 28, 2021 and which provides for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with Organon’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

Appointment of Officers

Effective June 2, 2021, the individuals listed below have been confirmed and/or appointed, as applicable, as executive officers for Organon:

•	Kevin Ali, Chief Executive Officer;

•	Matthew Walsh, Chief Financial Officer and, for purposes of Section 16 and filings with the Securities and Exchange Commission, Principal Accounting Officer;

•	Kathryn DiMarco, Corporate Controller;

•	Aaron Falcione, Chief Human Resources Officer;

•	Susanne Fiedler, Chief Commercial Officer;

•	Sandra Milligan, Head of Research & Development;

•	Joseph T. Morrissey, Jr., Head of Manufacturing;

•	Vittorio Nisita, Head of Global Business Services;

•	Geralyn S. Ritter, Head of External Affairs and ESG and Corporate Secretary;

•	Rachel Stahler, Chief Information Officer; and

•	Deborah H. Telman, General Counsel.

Biographical information for the executive officers and the relevant compensation information can be found in the Information Statement in the sections entitled “Management—Executive Officers and Directors Following the Distribution” and “Executive Compensation”, respectively. Such descriptions are incorporated herein by reference. Information regarding conversion of equity awards in connection with the Separation and any other potential “related person transactions” under Item 404 of Regulation S-K with respect to our executive officers is disclosed and incorporated by reference from the “Certain Relationships and Related Party Transactions” section of the Information Statement. Additional information regarding compensatory plans in which our executive officers participate is summarized below.

Each executive has also entered into a standard indemnification agreement with Organon, a form of which was approved by the Board on May 28, 2021 and which provides for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Amended and Restated Bylaws.

Organon & Co. 2021 Incentive Stock Plan

Organon has adopted the Organon & Co. 2021 Incentive Stock Plan (the “Equity Plan”), which became effective as of the Distribution. A summary of the Equity Plan can be found in the Information Statement in the section entitled “Executive Compensation—2021 Incentive Stock Plan.” Such description is incorporated herein by reference.

Organon & Co. Annual Incentive Plan

Effective June 2, 2021, Organon has adopted the Organon & Co. Annual Incentive Plan (the “AIP”). The AIP provides for annual bonus payments to eligible employees of Organon who are otherwise not currently eligible for an award under Organon’s sales incentive plan or any other similar special cash-based incentive plan maintained by Organon. Individual awards under the AIP, if any, are to be determined by the Talent Committee of Organon’s Board (the “Committee”) or its delegate, in its sole, non-reviewable discretion and are payable in cash, or in the sole discretion of the Committee, in shares of Common Stock, after the close of the plan year for which the award is made, but by no later than March 15 of the calendar year after the close of the plan year.

Organon & Co. Executive Change in Control Severance Program

Effective June 2, 2021, Organon has adopted the Organon & Co. Executive Change in Control Severance Program (the “CIC Severance Plan”). A summary of the CIC Severance Plan can be found in the Information Statement in the section entitled “Executive Compensation—Executive Severance Programs.” Such description is incorporated herein by reference.

Organon & Co. Executive Severance Program

Effective June 2, 2021, Organon has adopted the Organon & Co. Executive Severance Program (the “Executive Severance Program”). A summary of the Executive Severance Program can be found in the Information Statement in the section entitled “Executive Compensation—Executive Severance Programs.” Such description is incorporated herein by reference.

Additional Information

The descriptions of the foregoing indemnification and compensation agreements are intended to provide a general description only, are subject to the detailed terms and conditions of, and are qualified in their entirety by reference to the full text of, those agreements, which are attached hereto as Exhibits 10.15, 10.16, 10.17, 10.18 and 10.19 each of which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information set forth in Item 3.03 is incorporated by reference into this Item 5.03.

Item 5.05. Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Separation, the Board adopted Organon’s Code of Conduct, which is applicable to all employees, officers and directors of Organon and a copy of which is available on Organon’s website at www.organon.com. The information on Organon’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 3, 2021, Organon issued a press release, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The information found in the Information Statement in the section entitled “Unaudited Pro Forma Financial Information” is incorporated herein by reference.

(d) Exhibits

Exhibit 2.1	Separation and Distribution Agreement, dated as of June 2, 2021, by and between Merck & Co., Inc. and Organon & Co.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Organon & Co.

Exhibit 3.2	Amended and Restated Bylaws of Organon & Co.

Exhibit 10.1	Tax Matters Agreement, dated as of June 2, 2021, by and between Merck & Co., Inc. and Organon & Co.

Exhibit 10.2	Employee Matters Agreement, dated as of June 2, 2021, by and between Merck & Co., Inc. and Organon & Co.

Exhibit 10.3	Transition Services Agreement, dated as of June 2, 2021, by and between Merck & Co., Inc. and Organon & Co.

Exhibit 10.4	Transition Services Agreement, dated as of June 2, 2021, by and between Merck & Co., Inc. and Organon & Co.

Exhibit 10.5	Indenture, dated as of April 22, 2021, among Organon Finance 1 LLC, Organon Foreign Debt Co-Issuer B.V., U.S. Bank National Association, as trustee and collateral agent, and Elavon Financial Services DAC, UK Branch, as principal paying agent, transfer agent and registrar, with respect to 2.875% Senior Secured Notes due 2028

Exhibit 10.6	Indenture, dated as of April 22, 2021, among Organon Finance 1 LLC, Organon Foreign Debt Co-Issuer B.V. and U.S. Bank National Association, as trustee and collateral agent, with respect to 4.125% Senior Secured Notes due 2028

Exhibit 10.7	Indenture, dated as of April 22, 2021, among Organon Finance 1 LLC, Organon Foreign Debt Co-Issuer B.V. and U.S. Bank National Association, as trustee, with respect to 5.125% Senior Notes due 2031

Exhibit 10.8	First Supplemental Indenture, dated as of June 2, 2021, among Organon & Co., Organon Foreign Debt Co-Issuer B.V., Organon Finance 1 LLC and U.S. Bank National Association, as trustee and collateral agent, with respect to 2.875% Senior Secured Notes due 2028

Exhibit 10.9	First Supplemental Indenture, dated as of June 2, 2021, among Organon & Co., Organon Foreign Debt Co-Issuer B.V., Organon Finance 1 LLC and U.S. Bank National Association, as trustee and collateral agent, with respect to 4.125% Senior Secured Notes due 2028

Exhibit 10.10	First Supplemental Indenture, dated as of June 2, 2021, among Organon & Co., Organon Foreign Debt Co-Issuer B.V., Organon Finance 1 LLC and U.S. Bank National Association, as trustee, with respect to 5.125% Senior Notes due 2031

Exhibit 10.11	Second Supplemental Indenture, dated as of June 2, 2021, among Organon LLC, Organon Global Inc., Organon Trade LLC, Organon Pharma Holdings LLC, Organon USA LLC, Organon Canada Holdings LLC, Organon & Co., Organon Foreign Debt Co-Issuer B.V. and U.S. Bank National Association, as trustee and collateral agent, with respect to 2.875% Senior Secured Notes due 2028

Exhibit 10.12	Second Supplemental Indenture, dated as of June 2, 2021, among Organon LLC, Organon Global Inc., Organon Trade LLC, Organon Pharma Holdings LLC, Organon USA LLC, Organon Canada Holdings LLC, Organon & Co., Organon Foreign Debt Co-Issuer B.V. and U.S. Bank National Association, as trustee and collateral agent, with respect to 4.125% Senior Secured Notes due 2028

Exhibit 10.13	Second Supplemental Indenture, dated as of June 2, 2021, among Organon LLC, Organon Global Inc., Organon Trade LLC, Organon Pharma Holdings LLC, Organon USA LLC, Organon Canada Holdings LLC, Organon & Co., Organon Foreign Debt Co-Issuer B.V. and U.S. Bank National Association, as trustee, with respect to 5.125% Senior Notes due 2031

Exhibit 10.14	Senior Secured Credit Agreement, dated as of June 2, 2021, by and among Organon & Co., Organon Foreign Debt Co-Issuer B.V., JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, and the L/C Issuers and Lenders party thereto

Exhibit 10.15	Form of indemnification agreement

Exhibit 10.16	Organon & Co. 2021 Incentive Stock Plan

Exhibit 10.17	Organon & Co. Annual Incentive Plan

Exhibit 10.18	Organon & Co. Executive Change in Control Severance Program

Exhibit 10.19	Organon & Co. Executive Severance Program

Exhibit 99.1	Information Statement, filed by Organon & Co. (File No. 001-40235), as Exhibit 99.1 to the Form 10, dated April 29, 2021

Exhibit 99.2	Press Release, dated June 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organon & Co.

Date: June 3, 2021	By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer